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Diane Sullivan
President and CEO
January 2012

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SAFE HARBOR STATEMENT
UNDER PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This investor update contains certain forward-looking statements and expectations regarding the Company's future performance and the future performance of its brands. Such statements are subject to various risks and uncertainties that could cause actual results to differ materially. These risks include (i) changing consumer demands, which may be influenced by consumers' disposable income, which in turn can be influenced by general economic conditions; (ii) potential disruption to Brown Shoe Company’s business and operations as it integrates ASG into its business; (iii) potential disruption to Brown Shoe Company’s business and operations as it implements its information technology initiatives; (iv) Brown Shoe Company’s ability to utilize its new information technology system to successfully execute its strategies, including integrating ASG’s business; (v) intense competition within the footwear industry; (vi) rapidly changing fashion trends and purchasing patterns; (vii) customer concentration and increased consolidation in the retail industry; (viii) political and economic conditions or other threats to the continued and uninterrupted flow of inventory from China, where ASG has manufacturing facilities and both ASG and Brown Shoe Company rely heavily on third-party manufacturing facilities for a significant amount of their inventory; (ix) the ability to recruit and retain senior management and other key associates; (x) the ability to attract and retain licensors and protect intellectual property rights; (xi) the ability to secure/exit leases on favorable terms; (xii) the ability to maintain relationships with current suppliers; (xiii) compliance with applicable laws and standards with respect to lead content in paint and other product safety issues; (xiv) the ability to source product at a pace consistent with increased demand for footwear; (xv) the impact of rising prices in a potentially inflationary global environment; and (xvi) the ability of Brown Shoe Company to execute on the first phase of its portfolio realignment. The Company's reports to the Securities and Exchange Commission contain detailed information relating to such factors, including, without limitation, the information under the caption Risk Factors in Item 1A of the Company’s Annual Report on Form 10-K for the year ended January 29, 2011, which information is incorporated by reference herein and updated by the Company’s Quarterly Reports on Form 10-Q. The Company does not undertake any obligation or plan to update these forward-looking statements, even though its situation may change.

* In this investor update, the Company’s financial results are provided both in accordance with generally accepted accounting principles (GAAP) and using certain non-GAAP financial measures. In particular, the Company provides historic and estimated future net earnings and earnings per diluted share adjusted to exclude certain gains, charges and recoveries, which are non-GAAP financial measures. These results are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help identify underlying trends in the Company’s business and provide useful information to both management and investors by excluding certain items that may not be indicative of the Company’s core operating results. These measures should not be considered a substitute for or superior to GAAP results.

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BROWN SHOE COMPANY
AT A GLANCE

•	$2.5 billion global, footwear leader
•	130+ years of experience and product innovation
•	1,300+ Famous Footwear and Naturalizer retail stores, ~65% of sales
•	Design, source, market world-class wholesale brands, ~35% of sales
•	Portfolio realignment in progress
–	Continuation of multi-year shift to focus on consumer
–	Targeting new marketplace dynamics via three, key segments

Family [graphic - shoes]
Contemporary Fashion [graphic - shoes]
Healthy Living [graphic - shoes]

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HOLIDAY SALES UPDATE
4Q’11 THROUGH 12.31.11

•	Retail
–	Pricing and pairs per transaction up
•	Traffic and conversions down
–	Increase in industry-wide promotional activity
•	Six BOGO weeks at Famous Footwear in 4Q’11
–	Boots weaker, as mild weather continued
•	Dress and casual styles performing well
•	Cold weather and styles with fur and shearling accents underperforming
–	Continued strength in running
•	Nearly offsetting decline in toning
–	Direct-to-consumer strong
•	QTD FamousFootwear.com up significantly
•	Wholesale
–	4Q traditionally dependent on January shipments of spring product
•	Uncertainty expected for remainder of 4Q’11
–	Mid-tier consumer still cautious

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PORTFOLIO REALIGNMENT
BREAKOUT OF FIRST PHASE

Event	Timing of Completion	Timing of Benefit	Revenue Reduction	Cash & Non-Cash Costs	SG&A Savings	EBIT Benefit
Sold AND 1	Done 3Q'11	4Q'11
Exiting children's wholesale business	End of 1Q'12	2Q'12
● Licensing Buster Brown, Avia, Sam Edelman kid’s brands to BBC Intl.
Exiting some women's specialty and private brands	End of 1Q'12	2Q'12
Closed JiangXi, China, factory	Done 4Q’11
		Wholesale	$80	$8	$20	$3

Accelerated Famous Footwear closings	2011	2012
● Closing 70 to 75 stores
● On track to open ~50 stores
Accelerated Famous Footwear closings	2012	Begin 2H'12
● Closing 70 to 75 stores
● On track to open ~50 stores
Closing 20 Brown Shoe Closet and F.X. LaSalle stores	End of 1H'12	2H'12
Closing Sun Prairie distribution center	End of 1Q'12	2Q'12
● Announced 4Q’11
		Retail	$120	$12	$60	$8
All US$M approximate		TOTAL	$200	$20	$80	$11

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2012 AND BEYOND
ONGOING BUSINESS REVIEW

•	Complete first phase of portfolio realignment
–	Exiting businesses, removing expenses
•	Set financial criteria and hurdle rates for second phase review of remaining businesses
•	Ongoing cost containment efforts
•	Shifting to entrepreneurial mindset

•	Improve execution
–	Better people, processes and systems at both SAP and factory level
•	On-time delivery rate at 92% for past 90 days
–	Becoming more agile, versatile, efficient, timely, accurate and reliable

•	Delivery fantastic product
–	Compelling, innovative, differentiated and on trend
–	Strengthening brands

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CONTEMPORARY FASHION

 [Graphic - Shoes]

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HEALTHY LIVING

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FAMILY

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BROWN SHOE COMPANY
GROWTH STRATEGY

Becoming leaner, stronger, more nible and profitable	Combination of
protfolio realignment
efforts, organic
growth and SG&A
Elimination underperforming and poorly aligned assets	spending reductions
expected to deliver
long-term corporate
growth targets
Evolving and expanding portfolio through product, execution and multi-channel opportunities	● ROIC of ~ 15% ● EBIT margin of ~ 8%

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THANK YOU

Brown Shoe Company:  feel good and live better... feet first!

For more information on Brown Shoe Company, please contact Peggy Reilly Tharp, vice president of Investor Relations, at ptharp@brownshoe.com